UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 1, 2018

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-55911	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(A) of the Exchange Act. [ ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2018, Corning Natural Gas Holding Corporation (the “Holding Company”) received notice that its Certificate of Amendment to its Certificate of Incorporation increasing the number of authorized shares of common stock from 3,500,000 to 4,500,000 shares, and increasing the number of authorized shares of preferred stock from 500,000 shares to 750,000 shares with the Department of State of the State of New York. That amendment to the Holding Company’s Certificate of Incorporation was effective as of the May 1, 2018 filing date.

The Certificate of Amendment to the Certificate of Incorporation described above is filed as an exhibit to this Current Report on Form 8-K. The description is qualified in its entirety by reference to the full text of such document.

Item 9.01	Financial Statements and Exhibits.

Exhibit 3.1 Certificate of Amendment to the Certificate of Incorporation with respect to the number of shares of common stock and the number of shares of preferred stock filed by the Department of State of the State of New York on May 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: May 2, 2018

INDEX TO EXHIBITS

Form 8-K of Corning Natural Gas Holding Corporation

Exhibit 3.1 Certificate of Amendment to the Certificate of Incorporation

with respect to the number of shares of common stock and

the number of shares of preferred stock filed by the Department of State of the State of New York on May 1, 2018

Filed herewith